ARTICLES OF INCORPORATION
                                 With Amendments

State of Utah                                                           11.9037
Department of Commerce
Division of Corporations and Commercial Code

I Hereby certify that the forgoing has been filed And approved on the 17th. Day of December, 1992 In the office of this division and hereby issue this certificate thereof.

Examiner   CB                       Date: 12-17-92
/s/ Gary R. Hansen

         (seal)                     Gary R Hansen
                                    Division Director

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            WASATCH FIBER GROUP,INC.

Pursuant to the provisions of section 16-10a-l006 of the Utah Revised Business corporation Act, Wasatch Fiber Group, Inc., a Utah corporation, hereinafter referred to as the "Corporation, hereby adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:   The name of the corporation is Wasatch Fiber Group, Inc.

         SECOND: Article I of the Articles of Incorporation which reads "The name of the corporation shall be: Wasatch Fiber Group, Inc.," shall be amended to read "The name of the corporation shall be: Carbon Fiber Products, Inc."

         THIRD: By executing these Articles of Amendment to the Articles of Incorporation, the president and secretary of the corporation do hereby certify that an December 10, 1992, the foregoing amendment to the Articles of Incorporation of Wasatch Fiber Group, Inc., was authorized and approved pursuant to section 16-10a-1003 of the Utah Revised Business Corporation Act, by the consent of the Corporation's shareholders. The number of issued and outstanding shares entitled to vote on the foregoing amendment to the Articles of Incorporation was 7,118,656, of which 4,727,350 shares voted for and 4,950 shares voted against the foregoing amendment to the Articles of Incorporation. No other class of shares was entitled to vote thereon as a class.

         Dated this 10th day of December, 1992

                                               /s/ Kurt Moore
                                               ----------------------------
                                               Kurt Moore, President

                                               /s/ Elliott Taylor
                                               ----------------------------
                                               Elliott N. Taylor, Secretary

STATE OF UTAH     )
                  :
COUNTY OF WEBER   )

     On this 10th day of December, 1992, personally appeared before me, the undersigned, a notary public, Kurt Moore and Elliott N. Taylor, who being by me first duly sworn, declare that they are the president and secretary, respectively, of the above-named corporation, that they signed the foregoing Articles of Amendment to the Articles of Incorporation, and that the statements contained therein are true.

         WITNESS MY HAND AND OFFICIAL SEAL.
                                               /S/ Kellie A. Nay
                                               -------------------
                                               Notary Public

Residing in Weber County, Utah

My Commission Expires: June 26, 93                             (seal)

                            ARTICLES OF AMENDMENT TO
                        THE ARTICLES OF INCORPORATION OF
                                 BLYTHBURG, INC.

Pursuant to the provisions of Section 16-10-57 of the Utah Business Corporation Act, the Undersigned Corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the Corporation is Blythburg, Inc.

         SECOND: The following amendment to the articles of incorporation was duly adopted by a majority of the shareholders of the Corporation on March 18, 1988, in accordance with Section 16-10-138 of the Utah Business Corporation Act:

     Article I of the articles of incorporation pertaining to the name of Blythburg, Inc. is hereby amended by striking the existing Article I and inserting in lieu thereof a new Article I, set forth in its entirety as follows:

                                    ARTICLE-I

The name of the Corporation is Wasatch Fiber Group, Inc.

         THIRD: The designation and number of outstanding shares of each class entitled to vote thereon as a class are as follows:

                  CLASS                                NUMBER OF SHARES
                  -----                                ----------------
                  Common                                 16,000,000

         FOURTH: The number of shares voted for the amendment to Article I was 9,058,000 with 0 opposing and 0 abstaining.

         FIFTH: The issued and outstanding common stock of Blythburg, Inc. will be reverse split 10-to-1.

         SIXTH: The number of shares voted for the amendment was 9,058,000 with 0 opposing and 0 abstaining.

         SEVENTH: An amendment limiting the liability, of the directors was adopted by a majority of the shareholders as follows:

         A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a directors duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for actions under section 16-10-44 of the Utah Business Corporation Act, or (iv) for any transaction from which a director derived an improper personal benefit.

         EIGHTH: The number of shares voted for the amendment was 9,058,000 with 0 opposing and 0 abstaining.

         NINTH: This amendment does provide forexchange, reclassification, or cancellation of issued shares.

         TENTH: This amendment does change the amount of stated capital of the corporation.

         IN WITNESS WHEREOF, the foregoing Articles of Amendment to the Articles of Incorporation of Blythburg, Inc. have been executed this 23 day of March 1988.

ATTEST:                                     Blythburg, Inc. Inc.

/s/ Bruce C. Decker                         /s/ Robert C. Richins
--------------------------                  ----------------------------
Bruce C. Decker, Secretary                  Robert C. Richins, President



STATE OF UTAH     )
                  :ss
COUNTY OF WEBER   )

On March 23, 1988, before me, the undersigned, a notary Public in and for the county and state, personally appeared Robert C. Richins and Bruce C. Decker, who, being by me duly sworn, did state, each for himself, that he, Robert C. Richins, is the president, and that he, Bruce C. Decker, is the secretary, of Blythburg, Inc., a Utah corporation, and that the foregoing Articles of Amendment to the Articles of Incorporation of Blythburg, Inc. were signed on behalf of such corporation by authority of a resolution of its board of directors and that the statements contained therein are true.

WITNESS my hand and official seal.

/s/ F. Thurston
---------------
Notary Public

Residing in Weber County, UT

My Commission Expires:
      9-2-89

                           ARTICLES OF INCORPORATION
                                       OF
                                 BLYTHBURG, INC.


         The undersigned incorporators being natural persons eighteen years of age or more and desiring to form a body corporate under the laws of the state or Utah do hereby sign, verify, and deliver in duplicate to the Division of Corporations of the state of Utah these Articles of Incorporation for the above-named corporation (hereinafter the 'Corporation'):


                                    ARTICLE I

                                      NAME

         The name of the corporation shall be:

                                 Blythburg, Inc.


                                   ARTICLE II

                               PERIOD OF DURATION

         The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE III

                               PURPOSES AND POWERS

         The Corporation is organized for the following purpose or purposes.

         Section 1. To seek, investigate, acquire interests in, and dispose of business opportunities, ventures. Enterprises, or assets; to own and operate any enterprise whatsoever; to acquire, hold, and dispose of real or personal property of any kind or nature, tangible or intangible; and generally to do any act convenient to the foregoing.

         Section 2. To engage in any lawful act or activity for which corporations may be organized under the laws of the state or Utah.

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                                   ARTICLE IV

                                AUTHORIZED SHARES

         The total number of shares of all classes of stock which this Corporation shall have authority to issue is 105,000,000 shares: consisting of 5,000,000 shares of preferred stock, par value $0.001 per share (hereinafter the "referred Stock"), and 100,000,000 shares of common stock, par value $O.001 Per share (hereinafter the "Common Stock").

                                    ARTICLE V

                                CLASSES OF STOCK

         A statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, or the shares of stock or each class which the Corporation shall be authorized to issue is as follows:

         (a) Preferred stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated as to distinguish the shares thereof from all of other series or classes. All shares of any one series of the Preferred Stock shall be alike in every particular. The rights or each such series and qualifications, limitations or restriction thereof, if any, may differ from those of any and all other series at any time outstanding subject to the limitations set forth in this paragraph (a) and subparagraph (ii) of Paragraph (c) of this article V. No series of Preferred Stock shall be entitled to vote as a class or otherwise on matters voted upon by the shareholders of the Corporation, except for those matters in which the consent or the holders of the Preferred Stock is specifically required by the provisions of the Utah Business Corporation Act, as amended. With respect to dividends, all shares of Preferred Stock shall have a preference over the Common Stock, be cumulative and be participating with the Common Stock. All shares or the class of preferred Stock shall be subject to redemption by the Corporation, subject to the authority hereby expressly granted to the board of directors to waive or reject by resolution or resolutions adopted prior to the issuance of any shares of each particular series or Preferred Stock the right of the Corporation to redeem the shares or Preferred Stock included in such series. Subject to the provisions of this paragraph (a) and the provisions of subparagraph (ii) of paragraph (c) of this article V, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares or each particular series of Preferred Stock, the designation and the rights, qualifications, limitations, and restrictions thereof, if any, of such series, set forth below:

                           (i) The distinctive  designation of and the number of
                  shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number or shares thereof outstanding) from time co lime by action of the board or directors;

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                           (ii) The rate and times at which  dividends on shares
                  of the series shall be paid;

                           (iii) The right, if any, of the holders of the shares
                  of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Corporation and the terms and conditions of such conversion or exchange;

                           (iv) Whether shares of the series shall be subject to
                  redemption, and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of the Common Stock, cash or other property and the time and times at which, and the terms and conditions upon which, shares of the series may be redeemed;

                           (v) The rights,  if any, of the holders of the shares
                  of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution, or winding up of this Corporation; and

                  (vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series.

                  (b) Common Stock. The Common Stock shall be non-assessable and shall not have cumulative voting rights or pre-emptive rights. In addition, the Common Stock shall have the following powers, preferences, rights, qualifications, limitations, and restrictions:

                           (i) After the requirements with respect to preferential dividends of Preferred Stock (fixed in accordance with the provisions of paragraph (a) of this article V), if any, shall have been met and after this Corporation shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts (fixed in accordance with provisions of paragraph (a) of this article V) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (a) of this article V, then. but not otherwise, the holders or Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;

                           (ii) After  distribution in full of the  preferential
                  amount (fixed in accordance  with the  provisions of paragraph
                  (a) of this article V), if any, to be distributed to the holders of Preferred Stock in the event of a voluntary or involuntary liquidation, distribution or sale of assets, or dissolution or winding up of this Corporation, the holders of the Common a Stock shall be entitled to receive all of the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each; and

                           (iii) Except as may otherwise be required by law or these Articles or Incorporation, each holder of Common Stock shall have one vote in respect to each share of Common Stock held by such holder on each matter voted upon by the shareholders; no shareholder shall be entitled to cumulate his votes for the election of directors or for any other reason.

                  (c)      Other Provisions,

                           (i)The relative  powers,  preferences,  and rights of
                  each series of Preferred Stock in relation to the powers, preferences, and rights of each other series of Preferred Stock shall, in each case, be fixed from time to time by the board of directors in the resolution or resolutions adopted pursuant to authority granted in paragraph (a) of this article
                  V. and the consent of the holders of any class of stock or any series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the board of directors of any other series of Preferred Stock whether the powers, preferences, and rights of such other series shall be fixed by the board of directors as senior to or on a parity with the powers, preferences, and rights of such outstanding class or series.

                           (ii) No holder  of any of the  shares of any class or
                  series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or other unissued securities of the Corporation,and any such unissued stock, series of stock, or other securities may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, and others, and upon such terms as may be deemed advisable by the board of directors in its sole discretion.


                                   ARTICLE VI

                     TRANSACTIONS WITH INTERESTED DIRECTORS

     No contract or other transaction between the Corporation and any other firm or corporation shall be affected by the fact that a director or officer of the Corporation has an interest in, or is a director or officer of such firm or other corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of the Corporation or any transaction in which the Corporation is a party or has an interest. Each person who is now or may become an officer or director of the Corporation is hereby relieved from liability that he might otherwise incur in the event such officer or director contracts with the Corporation individually or on behalf of another corporation or entity in which he may have an interest; provided, that such officer or director acts in good faith.


                                   ARTICLE Vll

                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

     The Corporation may indemnify each director, officer, employee, or agent of the Corporation and their respective heirs, administrators, and executors, against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee, or agent of the Corporation, to the full extent permitted by the laws of the state or Utah now existing or as such laws may hereafter be amended.


                                  ARTICLE VIII

                                   AMENDMENTS

         The Corporation reserves the right to amend, alter, change, or repea1 all or any portion of the provisions contained in these Articles of Incorporation from time to time in accordance with the laws of the state of Utah, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                   ARTICLE IX

                        ADOPTION AND AMENDMENT OF BYLAWS

         The initial bylaws of the Corporation shall be adopted by its board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the shareholders of the Corporation may also alter, amend, or repeat the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.


                                    ARTICLE X

                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the Corporation's registered office in the state of Utah is 200 West 33rd Street, Ogden, Utah, 84401. The name of its initial registered agent at such registered office is Paul Hurst. Either the registered office or the registered agent may be changed in the manner provided by law.


                                   ARTICLE XI

                           INITIAL BOARD OF DIRECTORS

         The governing board of the Corporation shall be known as the board of directors and the number of directors comprising the board or directors shall be fixed by the bylaws of the Corporation, provided that the number of directors shall not be less than three.

         The names and addresses of the members of the initial board of directors, which shall be three in number and shall serve until the first annual meeting of shareholders and until their successors are elected and shall qualify, are as follows:

         NAME                                      ADDRESS
         ----                                      -------
         Paul Hurst                           200 West 33rd. Street
                                              Ogden, Utah 84401

         N.Thomas Steele                      543 25th.  Street
                                              Ogden, Utah 84401

         Robert Lang                          550 24th.  Street
                                              Ogden, Utah 84401




                                   ARTICLE XII

                               COMMENCING BUSINESS

         The Corporation will not commence business until consideration of the value of at least $1,000 has been received for the issuance of shares.



                                  ARTICLE XIII

                                  INCORPORATORS

The name and address of each of the incorporators signing these Articles of Incorporation are as follows:

         Paul Hurst                           200 West 33rd. Street
                                              Ogden, Utah 84401

         N.Thomas Steele                      543 25th. Street
                                              Ogden, Utah 84401

         Robert Lang                          550 24th. Street
                                              Ogden, Utah 84401

         We,  the   undersigned,   being  each  of  the   incorporators  of  the
Corporation,   herein  before  named,   do  make  and  file  these  Articles  of
Incorporation, hereby declaring that the facts herein are true.


DATED this 31st day of January 1986.




                                              /s/ Paul Hurst
                                              --------------
                                              Paul Hurst


                                              /s/ N. Thomas Steele
                                              --------------------
                                              N. Thomas Steel


                                              /s/ Robert Lang
                                              ---------------
                                              Robert Lang



STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )


     On this 31st day of January, 1986, before me, a notary public, personally appeared Paul Hurst, N. Thomas Steele, and Robert Lang, who upon being first duly sworn, severally acknowledged to me that they executed the foregoing Articles of Incorporation.


                                              /s/ T. Thurston
                                              ---------------
                                              Notary Public
                                              Residing in Weber County

My commission expires:
     9-29-89



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